TELARIA REPORTS SECOND QUARTER 2018 FINANCIAL RESULTS

Quarterly revenue of $12.4 million, up 25% year-over-year

NEW YORK, NY - August 8, 2018 - Telaria, Inc. (NYSE:TLRA), the complete software platform to manage video advertising for premium publishers, today announced financial results for the quarter ended June 30, 2018.

Second Quarter 2018 Highlights:

•	Revenue of $12.4 million, up 25% year-over-year

•	Gross profit of $11.3 million, up 25% year-over-year

•	Gross margin of 91%

•	Adjusted EBITDA(1) of $(1.1) million, compared to $(3.2) million in the prior year period

(1)	Adjusted EBITDA is a non-GAAP financial measure. Please see the discussion in the section called “Non-GAAP Financial Measures” and the reconciliation included at the end of this press release.
“I am extremely proud of what we have been able to accomplish in year one as Telaria," said Mark Zagorski, Telaria CEO. "Our results through the first six months of this year included strong revenue growth and further improvements in EBITDA, as well as the addition of numerous key partners and the launch of our VMP. These advancements are the result of our leading team, innovative technology and forward-thinking strategy which is specifically tailored to take advantage of the exciting CTV opportunity."
Business Highlights:

•	Acquired SlimCut, adding outstream technology to the Company's VMP and providing access to new markets in Canada and France.

•	CTV revenue growth continued in Q2, now 24% of total revenue.

•	Launched a comprehensive fraud prevention program in partnership with WhiteOps, enhancing Telaria's commitment to a fraud free ecosystem.

•
Closed deal with Nielsen to integrate their Digital Ad Ratings (DAR) into the Company's VMP, providing desktop video publishers with audience measurement metrics similar to TV to optimize their sales efforts.

Second Quarter Results Summary
(in millions, except per share amounts), (unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2017	% Change	2018	2017	% Change

Revenue	$12.4	$9.9	25%	$22.0	$16.1	37%
Gross profit	$11.3	$9.0	25%	$19.9	$14.4	38%
Loss from continuing operations, net of income taxes	$(3.0)	$(6.8)	56%	$(9.1)	$(16.4)	45%
Adjusted EBITDA	$(1.1)	$(3.2)	66%	$(4.4)	$(10.0)	56%
Net loss from continuing operations, net of income taxes per share	$(0.06)	$(0.14)	57%	$(0.18)	$(0.32)	44%

Guidance
Based on information available as of August 8, 2018, the Company expects the following:
Third Quarter and Full Year 2018 Outlook

	Q3 2018	Full Year 2018

Revenue	$15.0 - $17.0 million	$58.0-$62.0 million
Adjusted EBITDA	$0.0 - $2.0 million	$5.0-$8.0 million

Q2 2018 Financial Results Webcast: The Company will host a conference call at 8:00 AM ET today to discuss its results. The conference call can be accessed toll-free at (855) 327-6837 or (631) 891-4304 (Toll/International). The call will also be broadcast simultaneously at https://telaria.com. Following completion of the call, a recorded replay of the webcast will be available on Telaria’s website. To listen to the telephone replay, call toll-free (844) 512-2921 or (412) 317-6671 (Toll/International), replay Pin #: 10005339. The telephone replay will be available from 11:00 AM ET August 8, 2018 through 11:59 PM ET August 15, 2018. Additional investor information can be accessed at https://investor.telaria.com.

About Telaria
Telaria (NYSE: TLRA) is a complete software platform to manage premium video advertising. We engineer the most robust suite of analytics, automated decisioning, and integrated programmatic and direct monetization tools in the industry. Global publishers require total command of their business; Telaria's independent solution empowers unbiased decisions for the best revenue outcomes.

“Safe Harbor" Statement: This press release contains forward-looking statements that involve risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from those set forth in or implied by such forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including statements related to 2018 third quarter and full year financial guidance and long-term financial targets. Important factors that could cause actual results or the timing of events to differ materially from those set forth in or implied by any forward-looking statements include, without limitation, risks and uncertainties associated with: the company’s continuing development of its business model; the impact of the disposition of the company’s buyer platform on the company’s operations and financial results, including loss of synergies between the buyer platform and seller platform; unfavorable conditions in the global economy or reductions in digital advertising spend; the company’s ability to effectively innovate and adapt to rapidly changing technology and client needs; increased competition as well as innovations by new and existing competitors; expansion of the online video advertising market; the company’s ability to attract new demand partners and maintain relationships with current demand partners; the company’s ability to increase or maintain spend from existing demand partners, including the Tremor Video DSP buyer platform, which the company sold in August 2017; growth of OTT and connected TV markets; risks of entering new markets in which we have limited or no experience and difficulty adapting our solutions for new markets; the company’s ability to attract sellers of premium video advertising inventory to its platform and secure inventory on terms that are favorable to it; the company’s ability to detect fraudulent or malicious activity and ensure a high level of brand safety for its clients; identifying, attracting and retaining qualified personnel; defects, errors or interruptions in the company’s solutions; the company’s ability to collect and use data to deliver its solutions; the impact of tools that block the display of video ads; the effect of legal, regulatory developments and industry standards regarding internet privacy and other matters, including the EU General Data Protection Regulation; maintaining, protecting and enhancing the company’s intellectual property; costs associated with defending intellectual property infringement, securities litigation and other claims; future opportunities and plans, including the uncertainty of expected future financial performance and results; as well as other risks and uncertainties detailed from time-to-time under the caption “Risk Factors” and elsewhere in the company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2017, filed with the U.S. Securities and Exchange Commission on March 2, 2018, its Quarterly Report on Form 10-Q for the period ended March 31, 2018, filed with the U.S. Securities and Exchange

Commission on May 8, 2018 and future filings and reports by the company, including its Quarterly Report on Form 10-Q for the period ended June 30, 2018.

Forward-looking statements are based on current expectations and beliefs and are not guarantees of future performance or events. Investors are cautioned not to place undue reliance on any forward-looking statements. Furthermore, forward-looking statements speak only as of the date on which they are made, and, except as required by law, Telaria disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

Non-GAAP Financial Measures: To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), Telaria reports Adjusted EBITDA, which is a non-GAAP financial measure. We define Adjusted EBITDA as loss from continuing operations, net of income taxes before depreciation and amortization, total interest expense and other income (expense), net, provision for income taxes and adjusted to eliminate the impact of non-cash stock-based compensation expense, acquisition related costs, restructuring costs, mark-to-market expense, executive severance, retention and recruiting costs, disposition-related costs, expenses for transitional services and other adjustments. We use Adjusted EBITDA for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that the use of Adjusted EBITDA provides useful information about our operating results, enhances the overall understanding of our past financial performance and future prospects, and allows for greater transparency with respect to a key metric that is used by management in its financial and operational decision making. Non-GAAP financial measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. With respect to our expectations under “Guidance” above, reconciliation Adjusted EBITDA guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the costs and charges excluded from this non-GAAP measure, in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of these costs and charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

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Investor Relations Contact:
Andrew Posen
Vice President, Head of Investor Relations
212-792-2315
IR@telaria.com

Media Contact:
Lekha Rao
Vice President, Media Relations & Corporate Communications
646-226-0254
lrao@telaria.com

Exhibit A

Telaria, Inc.
Consolidated Balance Sheets
(in thousands)

	June 30,	December 31,
	2018	2017
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$64,950	$76,320
Accounts receivable, net	60,021	59,288
Prepaid expenses and other current assets	3,541	2,499
Total current assets	128,512	138,107
Long-term assets:
Property and equipment, net	3,222	3,194
Intangible assets, net	4,926	1,307
Goodwill	9,658	6,320
Deferred tax assets	332	332
Other assets	938	1,168
Total long-term assets	19,076	12,321
Total assets	$147,588	$150,428

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$61,171	$59,419
Deferred rent, short-term	838	808
Contingent consideration on acquisition	1,443	—
Deferred income	31	674
Other current liabilities	748	53
Total current liabilities	64,231	60,954
Long-term liabilities:
Deferred rent	5,990	5,260
Deferred tax liabilities	1,385	338
Other non-current liabilities	98	737
Total liabilities	71,704	67,289
Commitments and contingencies
Stockholders’ equity:
Common stock	5	5
Treasury stock	(8,443)	(8,443)
Additional paid-in capital	290,516	288,277
Accumulated other comprehensive loss	(504)	(232)
Accumulated deficit	(205,690)	(196,468)
Total stockholders’ equity	75,884	83,139
Total liabilities and stockholders’ equity	$147,588	$150,428

Telaria, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenue	$12,430	$9,934	$22,031	$16,073
Cost of revenue	1,136	917	2,164	1,681
Gross profit	11,294	9,017	19,867	14,392

Operating expenses:
Technology and development(1)	2,305	2,109	4,613	4,534
Sales and marketing(1)	6,646	7,700	12,938	14,226
General and administrative(1)	5,365	4,774	10,363	9,647
Restructuring costs	117	—	117	—
Depreciation and amortization	874	990	2,675	2,011
Mark-to-market	—	93	—	148
Total operating expenses	15,307	15,666	30,706	30,566

Loss from continuing operations	(4,013)	(6,649)	(10,839)	(16,174)

Interest and other income (expense), net:
Interest expense	(45)	(33)	(48)	(67)
Other income (expense), net	1,127	(45)	1,844	(38)
Total interest and other income (expense), net	1,082	(78)	1,796	(105)

Loss from continuing operations before income taxes	(2,931)	(6,727)	(9,043)	(16,279)

Provision for income taxes	29	89	43	79

Loss from continuing operations, net of income taxes	(2,960)	(6,816)	(9,086)	(16,358)

Loss on sale of discontinued operations, net of income taxes	(161)	—	(136)	—
Income from discontinued operations, net of income taxes	—	4,516	—	7,198
Total income (loss) from discontinued operations, net of income taxes(2)	(161)	4,516	(136)	7,198

Net loss	$(3,121)	$(2,300)	$(9,222)	$(9,160)

Net income (loss) per share — basic and diluted:
Loss from continuing operations, net of income taxes	$(0.06)	$(0.14)	$(0.18)	$(0.32)
Income from discontinued operations, net of income taxes	$—	0.09	—	0.14
Net loss	$(0.06)	$(0.05)	$(0.18)	$(0.18)

Weighted-average number of shares of common stock outstanding:
Basic and diluted	52,241,605	50,205,913	52,035,788	50,102,803

Telaria, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

(1) Stock-based compensation expenses included above:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Stock-based compensation expense:
Technology and development	$124	$156	$253	$300
Sales and marketing	394	187	704	350
General and administrative	462	409	879	846
Total stock-based compensation expense in continuing operations	$980	$752	$1,836	$1,496
(2) Reflects the sale of our buyer platform to an affiliate of Taptica on August 7, 2017.

Telaria, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2018	2017
Cash flows from operating activities:
Net loss from continuing operations	$(9,086)	$(16,358)
Total income (loss) from discontinued operations	(136)	7,198
Adjustments required to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	2,675	4,706
Bad debt expense	163	325
Mark-to-market expense	—	148
Compensation expense related to the acquisition contingent consideration	—	1,810
Deferred tax benefit	—	40
Loss on disposal of property and equipment	21	—
Stock-based compensation expense	1,836	2,065
Net changes in operating assets and liabilities:
Decrease in accounts receivable	709	4,742
(Increase)/decrease in prepaid expenses, other current assets and other long-term assets	(776)	161
Decrease in accounts payable and accrued expenses	615	(8,892)
Increase/(decrease) in other current liabilities	243	(79)
Increase/(decrease) in deferred rent and security deposits payable	760	(315)
(Decrease)/increase in deferred income	(657)	90
Decrease in other liabilities	(639)	—
Net cash used in operating activities	(4,272)	(4,359)

Cash flows from investing activities:
Purchase of property and equipment	(2,505)	(895)
Acquisition, net of cash acquired	(4,856)	—
Net cash used in investing activities	(7,361)	(895)

Cash flows from financing activities:
Proceeds from the exercise of stock options awards	1,178	62
Proceeds from issuance of common stock under employee stock purchase plan	239	255
Principal portion of capital lease payments	—	(187)
Treasury stock — repurchase of stock	—	(2,406)
Tax withholdings related to net share settlements of restricted stock unit awards (RSUs)	(1,014)	(709)
Net cash provided by (used in) financing activities	403	(2,985)

Net decrease in cash, cash equivalents and restricted cash	(11,230)	(8,239)

Effect of exchange rate changes in cash, cash equivalents and restricted cash	(140)	462

Cash, cash equivalents and restricted cash at beginning of period	76,320	43,930
Cash, cash equivalents and restricted cash at end of period	$64,950	$36,153

Exhibit B

Telaria, Inc.
Reconciliation of Net Loss from Continuing Operations, Net of Income Taxes to Adjusted EBITDA
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Loss from continuing operations, net of income taxes	$(2,960)	$(6,816)	$(9,086)	$(16,358)
Adjustments:
Depreciation and amortization expense	874	990	2,675	2,011
Total interest and other income (expense), net(1)	(1,082)	78	(1,796)	105
Provision for income taxes	29	89	43	79
Stock-based compensation expense	980	752	1,836	1,496
Acquisition-related costs(2)	329	985	329	1,810
Restructuring costs(3)	117	—	117	—
Mark-to-market expense(4)	—	93	—	148
Executive severance, retention and recruiting costs	80	302	223	332
Disposition-related costs(5)	1	300	2	300
Expenses for transitional services(6)	308	—	697	—
Other adjustments(7)	250	—	563	102
Total net adjustments	1,886	3,589	4,689	6,383
Adjusted EBITDA	$(1,074)	$(3,227)	$(4,397)	$(9,975)

(1)
Reflects sublease income for our two former corporate headquarters and former Santa Monica location net of rent expense for those same locations. In addition, includes income received from the sale of Tremor Video DSP trademark.

(2)
For the three and six months ended June 30, 2018, reflects acquisition-related costs incurred in connection with our acquisition of SlimCut. For the three and six months ended June 30, 2017, reflects acquisition-related costs incurred in connection with the acquisition of TVN.

(3)	Reflects the estimated fair value of costs related to the move of our Santa Monica location.

(4)
Reflects expense incurred based on the re-measurement, at June 30, 2017, of the estimated fair value of earn-out payments that were paid in connection with the acquisition of TVN and which were not conditioned on continued employment.

(5)	Reflects professional fees incurred in connection with the sale of the buyer platform in August 2017.

(6)	Reflects costs incurred providing transitional services following the sale of our buyer platform.

(7)
For the three and six months ended June 30, 2018, reflects rent expense for our current corporate headquarters during the period of time in which such space was unoccupied. For the six months ended June 30, 2017, reflects amounts accrued in connection with a one-time change in our employee vacation policy for the first quarter of 2017.